EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

SKK ACCESS INCOME FUND

Tendered Pursuant to the Offer to Purchase
Dated September 3, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY,

11:59 PM, EASTERN TIME, ON OCTOBER 1, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal and Return To:

SKK Access Income Fund

c/o UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

Or by email to: AIProcessing@UMB.com

For Additional Information:

Phone: (800) 711-9164

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in SKK Access Income Fund (the “Fund”), or the tender of a portion of such Shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ]	The undersigned’s entire amount of Shares.

[ ]	A portion of the undersigned’s Shares expressed as a specific dollar value or number of Shares.

$_______________________ or _________________ Number of Shares

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares in the Fund (or portion of such Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Shareholder

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: